UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
_____________________

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2013

PS BUSINESS PARKS, INC.
(Exact Name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

1-10709	95-4300881
(Commission File Number)	(I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California	91201-2349
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A
(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On November 4, 2013, PS Business Parks, Inc. issued a press release announcing a planned public offering of its common stock.

In connection with the planned public offering of its common stock, the Company also intends to enter into a Stock Purchase Agreement with Public Storage (the “Stock Purchase Agreement”) for the purchase of approximately 950,000 shares of common stock from the Company, which is an amount sufficient for Public Storage to maintain its ownership interest in the Company and PS Business Parks, L.P., the Company’s operating partnership, assuming no exercise of the underwriter’s option to purchase additional shares. At November 1, 2013, Public Storage and its affiliates owned 25.44% of the outstanding shares of the Company’s common stock and 24.08% of the outstanding common partnership units of PS Business Parks, L.P. Assuming that the Company’s stock were issued to Public Storage upon redemption of the common partnership units it owns, Public Storage would own 42.62% of the outstanding shares of the Company’s common stock.

The issuance of the common stock under the Stock Purchase Agreement will be made in a transaction exempt from registration under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: November 4, 2013	By: /s/ Edward A. Stokx
Edward A. Stokx
Executive Vice President, Chief
Financial Officer and Secretary